Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2025 RESULTS

Lake Forest, IL, October 22, 2025 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2025 net income of $226.9 million, or $2.51 per share, and net income of $246.7 million, or $2.73 per share, excluding special items. Third quarter net sales were $2.3 billion in 2025 and $2.2 billion in 2024.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2025	2024	Change
Reported Diluted EPS	$2.51	$2.64	$(0.13)
Special Items Expense (1)	0.22	0.01	0.21
Diluted EPS excluding Special Items (2)	$2.73	$2.65	$0.08

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the third quarter of 2025 include special items for costs and charges related to the Greif containerboard business acquisition and costs related to closures of corrugated products facilities.

Excluding special items, the $.08 per share increase in third quarter 2025 earnings compared to the third quarter of 2024 was driven by improvement in PCA’s earnings by $0.19, partially offset by a loss of ($0.11) for the first month of ownership of the Greif containerboard business, which we completed on September 2, 2025. The increase in PCA’s earnings was driven primarily by higher prices and mix in the Packaging segment $.73, lower fiber costs $.16, higher prices and mix in the Paper segment $.02 and lower maintenance outage expense $.01. These items were partially offset by higher operating costs ($.33), lower production and sales volume in the Packaging segment ($.16), higher depreciation expense ($.07), higher freight expense ($.07), higher fixed and other expense ($.07), higher interest expense excluding Greif acquisition debt ($.02) and lower production volume in the Paper segment ($.01).

Greif results included approximately $12 million of depreciation and amortization expense after preliminary purchase accounting step-up adjustments ($0.09 per diluted share) and $8 million of additional interest expense from new debt financing and lower cash balances ($0.06 per diluted share). Upon the closing of the acquisition, we took extended outages at both acquired mills, which resulted in lower mill production and higher maintenance expenses during the month. In addition, shipments of containerboard supplied by PCA to Greif changed from third party sales to intercompany upon the closing of the acquisition, which changes the timing of income recognition. The outages and timing effects lowered earnings by approximately $12 million ($0.10 per diluted share).

Excluding the impact of the Greif acquisition and special items, results were $.04 above third quarter guidance of $2.80 per share primarily due to favorable price and mix in the Packaging segment and lower freight costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2025	2024
Segment operating income (loss)
Packaging	$327.5	$320.7
Paper	35.6	38.5
Corporate and Other	(38.6)	(32.1)
	$324.5	$327.1

Segment operating income (loss) excluding special items (1)
Packaging	$347.9	$321.6
Paper	35.6	38.5
Corporate and Other	(32.7)	(32.1)
	$350.8	$328.0

EBITDA excluding special items (1)
Packaging	$491.8	$445.6
Paper	40.1	43.1
Corporate and Other	(28.5)	(28.1)
	$503.4	$460.6

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the Packaging segment, total corrugated products shipments from the legacy PCA business were down 2.7% per day and down 1.1% overall compared to the third quarter of 2024, with one additional workday in 2025. Including the acquired business, shipments were up 3.7% per day and 5.3% in total. Containerboard production was 1,255,000 tons at the legacy PCA mills and 47,000 tons at the acquired mills, and containerboard inventory in the legacy PCA system was 417,000 tons, up 56,000 tons from the end of the third quarter of 2024 and 15,000 tons from the end of the second quarter of 2025. Inventory on hand at the newly acquired facilities was 86,000 tons. In the Paper segment, sales volume was down 0.7% from the third quarter of 2024 and up 10% compared to the second quarter of 2025.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We had a very strong quarter in the legacy PCA packaging business, with corrugated volume continuing to reflect cautious ordering patterns and improving throughout the quarter, with volume and price largely on plan. Export containerboard sales volume remained relatively low with continued trade uncertainty. Our containerboard mills continued to operate very efficiently and we ended the quarter at targeted containerboard inventory levels in the legacy PCA system. The Paper segment delivered another outstanding quarter on strong sales volume and operating performance at the International Falls mill.”

“We closed the acquisition of the Greif containerboard business in early September and took the opportunity to perform extensive work in the mills to improve future operations and to begin to manage acquired inventory levels down to appropriate levels within the larger integrated system. We extended the Massillon mill annual shutdown to five weeks, which we completed earlier this month. We executed a complete refurbishment of the entire facility, including reliability improvements on both paper machines, the OCC facility and the power plant. At the Riverville mill, we took five-day outages on both paper machines to perform work to improve reliability and up-time. While these activities significantly impacted results in September, we are already seeing the benefits of improved performance. We will continue to manage and invest in these facilities to achieve operating performance in line with the legacy PCA system. The acquired corrugated business achieved strong volumes and pricing consistent with expectations and will drive profitable performance of the acquired business.

“Looking ahead as we move from the third into the fourth quarter,” Mr. Kowlzan added, “we expect higher per-day corrugated shipments, with three less shipping days than the third quarter. Export containerboard sales will be higher than the third quarter, but will be relatively low when compared to traditional fourth quarter volume. Containerboard production in the legacy system will be slightly lower than the third quarter with the maintenance outage at the DeRidder mill, and maintenance outage expenses will be higher by approximately ($0.29) per share. Prices in the Packaging segment will be lower as a result of a seasonally less rich mix. We expect seasonally higher energy and fiber costs and, on the whole, freight and other operating costs to be relatively flat. In the Paper segment, we expect lower production and sales volumes than the seasonally stronger third quarter with flat pricing.”

Mr. Kowlzan continued, “We expect significant improvement in the results of operations of the acquired business. We will be impacted by continued lower production and higher maintenance expenses from the Massillon mill outage that continued into October and seasonally lower volumes and mix in the corrugated business. We will benefit from a full quarter of improved operations at the Riverville mill. We will be managing our production to achieve lower inventories at the acquired operations appropriate for the larger, integrated system. Considering these items, we expect fourth quarter earnings of $2.40 per share, excluding special items.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect to incur acquisition and integration related costs for our acquisition of the Greif containerboard business during the fourth quarter and charges related to closures of corrugated products facilities; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates ten mills and 93 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. The factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2025 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, October 23, 2025 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10195049/fe1b51233a
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	October 23, 2025 through November 6, 2025

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 4761119

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025		2024		2025		2024
Net sales	$2,313.4		$2,182.4		$6,625.7		$6,237.2
Cost of sales	(1,809.1)	(1)	(1,677.2)	(2)	(5,183.6)	(1)	(4,923.8)	(2)(3)
Gross profit	504.3		505.2		1,442.1		1,313.4
Selling, general, and administrative expenses	(154.3)		(162.0)	(2)	(468.9)		(463.3)	(2)
Other expense, net	(25.5)	(1)	(16.1)	(2)	(34.7)	(1)	(51.0)	(2)(3)
Income from operations	324.5		327.1		938.5		799.1
Non-operating pension income	—		1.2		—		3.4
Interest expense, net	(19.3)		(9.7)		(45.2)		(29.7)
Income before taxes	305.2		318.6		893.3		772.8
Provision for income taxes	(78.3)		(80.5)		(221.0)		(188.8)
Net income	$226.9		$238.1		$672.3		$584.0

Earnings per share:
Basic	$2.52		$2.65		$7.48		$6.51
Diluted	$2.51		$2.64		$7.45		$6.48

Computation of diluted earnings per share under the two class method:
Net income	$226.9	$238.1	$672.3	$584.0
Less: Distributed and undistributed income available to participating securities	(1.5)	(1.7)	(4.5)	(4.1)
Net income attributable to PCA shareholders	$225.4	$236.4	$667.8	$579.9
Diluted weighted average shares outstanding	89.7	89.5	89.7	89.5
Diluted earnings per share	$2.51	$2.64	$7.45	$6.48

Supplemental financial information:
Capital spending	$192.1	$146.7	$509.9	$468.4
Cash, cash equivalents, and marketable debt securities	$806.4	$841.3	$806.4	$841.3

(1)
The three and nine months ended September 30, 2025 include the following:

a.
$1.3 million of charges and $17.5 million of income, respectively, related to the closure of certain corrugated products facilities. For the three months ended September 30, 2025, the charges were partially offset by a gain on an asset disposal related to a closed corrugated products facility. For the nine months ended September 30, 2025, the charges were completely offset by gains from the sales of closed corrugated products facilities during the second quarter of 2025. These items were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$25.0 million and $26.6 million, respectively, of charges for acquisition and integration costs related to the September 2025 Greif, Inc. acquisition, which were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(2)
The three and nine months ended September 30, 2024 include $0.9 million and $1.0 million of charges, respectively, consisting of closure costs related to corrugated products facilities. For the nine months ended September 30, 2024, these charges were partially offset by income primarily related to a favorable lease buyout for a closed corrugated products facility during the first quarter of 2024. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(3)
The nine months ended September 30, 2024 include $9.7 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Segment sales
Packaging	$2,128.1	$2,008.7	$6,104.4	$5,715.3
Paper	161.2	159.3	461.2	473.2
Corporate and Other	24.1	14.4	60.1	48.7
	$2,313.4	$2,182.4	$6,625.7	$6,237.2

Segment operating income (loss)
Packaging	$327.5	$320.7	$952.0	$804.3
Paper	35.6	38.5	96.9	94.9
Corporate and Other	(38.6)	(32.1)	(110.4)	(100.1)
Income from operations	324.5	327.1	938.5	799.1
Non-operating pension income	—	1.2	—	3.4
Interest expense, net	(19.3)	(9.7)	(45.2)	(29.7)
Income before taxes	$305.2	$318.6	$893.3	$772.8

Segment operating income (loss) excluding special items (1)
Packaging	$347.9	$321.6	$953.6	$809.2
Paper	35.6	38.5	96.9	100.7
Corporate and Other	(32.7)	(32.1)	(102.9)	(100.1)
	$350.8	$328.0	$947.6	$809.8

EBITDA excluding special items (1)
Packaging	$491.8	$445.6	$1,354.0	$1,171.8
Paper	40.1	43.1	110.7	114.3
Corporate and Other	(28.5)	(28.1)	(89.4)	(88.3)
	$503.4	$460.6	$1,375.3	$1,197.8

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Packaging
Segment operating income	$327.5	$320.7	$952.0	$804.3
Facilities closure and other costs (income)	1.3	0.9	(17.5)	1.0
Acquisition and integration-related costs	19.1	—	19.1	—
Jackson mill conversion-related activities	—	—	—	3.9
Segment operating income excluding special items (1)	$347.9	$321.6	$953.6	$809.2

Paper
Segment operating income	$35.6	$38.5	$96.9	$94.9
Jackson mill conversion-related activities	—	—	—	5.8
Segment operating income excluding special items (1)	$35.6	$38.5	$96.9	$100.7

Corporate and Other
Segment operating loss	$(38.6)	$(32.1)	$(110.4)	$(100.1)
Acquisition and integration-related costs	5.9	—	7.5	—
Segment operating loss excluding special items (1)	$(32.7)	$(32.1)	$(102.9)	$(100.1)

Income from operations	$324.5	$327.1	$938.5	$799.1

Income from operations, excluding special items (1)	$350.8	$328.0	$947.6	$809.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$305.2	$(78.3)	$226.9	$2.51	$318.6	$(80.5)	$238.1	$2.64
Special items (2):
Facilities closure and other costs	1.3	(0.3)	1.0	0.01	0.9	(0.2)	0.7	0.01
Acquisition and integration-related costs	25.0	(6.2)	18.8	0.21	—	—	—	—
Jackson mill conversion-related activities	—	—	—	—	—	—	—	—
Total special items	26.3	(6.5)	19.8	0.22	0.9	(0.2)	0.7	0.01
Excluding special items	$331.5	$(84.8)	$246.7	$2.73	$319.5	$(80.7)	$238.8	$2.65

	Nine Months Ended
	September 30,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$893.3	$(221.0)	$672.3	$7.45	$772.8	$(188.8)	$584.0	$6.48
Special items (2):
Facilities closure and other (income) costs	(17.5)	4.3	(13.2)	(0.15)	1.0	(0.3)	0.7	0.01
Acquisition and integration-related costs	26.6	(6.6)	20.0	0.22	—	—	—	—
Jackson mill conversion-related activities	—	—	—	—	9.7	(2.4)	7.3	0.08
Total special items	9.1	(2.3)	6.8	0.07	10.7	(2.7)	8.0	0.09
Excluding special items	$902.4	$(223.3)	$679.1	$7.52	$783.5	$(191.5)	$592.0	$6.57

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$226.9	$238.1	$672.3	$584.0
Non-operating pension income	—	(1.2)	—	(3.4)
Interest expense, net	19.3	9.7	45.2	29.7
Provision for income taxes	78.3	80.5	221.0	188.8
Depreciation, amortization, and depletion	152.6	132.7	431.2	389.6
EBITDA (1)	$477.1	$459.8	$1,369.7	$1,188.7
Special items:
Facilities closure and other costs (income)	1.3	0.8	(21.0)	0.8
Acquisition and integration-related costs	25.0	—	26.6	—
Jackson mill conversion-related activities	—	—	—	8.3
EBITDA excluding special items (1)	$503.4	$460.6	$1,375.3	$1,197.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Packaging
Segment operating income	$327.5	$320.7	$952.0	$804.3
Depreciation, amortization, and depletion	143.9	124.1	403.9	362.7
EBITDA (1)	471.4	444.8	1,355.9	1,167.0
Facilities closure and other costs (income)	1.3	0.8	(21.0)	0.8
Acquisition and integration-related costs	19.1	—	19.1	—
Jackson mill conversion-related activities	—	—	—	4.0
EBITDA excluding special items (1)	$491.8	$445.6	$1,354.0	$1,171.8

Paper
Segment operating income	$35.6	$38.5	$96.9	$94.9
Depreciation, amortization, and depletion	4.5	4.6	13.8	15.1
EBITDA (1)	40.1	43.1	110.7	110.0
Jackson mill conversion-related activities	—	—	—	4.3
EBITDA excluding special items (1)	$40.1	$43.1	$110.7	$114.3

Corporate and Other
Segment operating loss	$(38.6)	$(32.1)	$(110.4)	$(100.1)
Depreciation, amortization, and depletion	4.2	4.0	13.5	11.8
EBITDA (1)	(34.4)	(28.1)	(96.9)	(88.3)
Acquisition and integration-related costs	5.9	—	7.5	—
EBITDA excluding special items (1)	$(28.5)	$(28.1)	$(89.4)	$(88.3)

EBITDA excluding special items (1)	$503.4	$460.6	$1,375.3	$1,197.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.